Pulse Biosciences Reports Second Quarter 2021 Financial Results

HAYWARD, Calif. [Business Wire] – August 9, 2021 – Pulse Biosciences, Inc. (Nasdaq: PLSE), a novel bioelectric medicine company commercializing the CellFX® System powered by Nano-Pulse Stimulation™ (NPS™) technology, today announced financial results for the second quarter of 2021.

Recent Highlights

•

CellFX System Controlled Launch Program participants totaled 49 at the end of the second quarter, including 34 onboarded during the second quarter across the U.S., Europe and Canada, on track to complete program onboarding of the Key Opinion Leader (KOL) sites by the end of the third quarter

•	Initiated the transition of clinics from the Controlled Launch Program to commercial use as clinics opt to acquire the CellFX System
•	Achieved Health Canada Approval for the CellFX System and expanded the Controlled Launch into Canada with the onboarding of the first clinic and completion of the first procedures
•

Completed enrollment of 127 of the expected 150 patients in an FDA IDE approved pivotal comparison study to assess the treatment of cutaneous non-genital warts using the CellFX System, enrollment is on track to be completed by the end of the third quarter

•	Enrolled 18 of 30 patients as part of a study to assess the treatment of basal cell carcinoma using the CellFX System, enrollment is on track to be completed by the end of the third quarter
•

Four podium presentations of clinical studies highlighting NPS technology were delivered by leading dermatologic researchers at the American Society for Laser Medicine and Surgery (ASLMS) Virtual Annual Meeting in May

•

Completed $50 million common stock private placement with the Company’s Chairman Robert W. Duggan, including the extinguishment of the principal balance and accrued and unpaid interest of the March 11, 2021 term-loan and the investment of $8.4 million of new capital

“We are pleased with the progress across the business in the second quarter. We onboarded a significant number of controlled launch participant clinics, including in Canada following the achievement of Health Canada approval for the CellFX System and continued to make progress on our clinical initiatives intended to broaden the CellFX System’s applications in aesthetic dermatology and beyond,” said Darrin Uecker, President and CEO of Pulse Biosciences. “With this progress and anticipated ongoing commercial conversions of controlled launch participants, we are well positioned to drive growth through increased adoption of CellFX procedures. We look forward to a broader commercial launch late in the year and toward delivering the benefits of NPS technology to more patients and clinicians.”

Second Quarter 2021 Results

Cash, cash equivalents and investments totaled $47.4 million as of June 30, 2021 compared to $59.9 million as of March 31, 2021. The cash balance as of June 30, 2021 excludes approximately $8.4 million of private placement proceeds received in July 2021. Cash used in the second quarter of 2021 totaled $15.0 million excluding net proceeds received under the Company’s ATM program. Cash used in the second quarter of 2021 included the payment of $2.5 million to Mr. Duggan in accordance with the with terms of the May 2020 Letter Agreement whereby Mr. Duggan provided indemnity coverage on substantially the same terms as the Company’s prior director and officer liability insurance program. This compares with $7.9 million used in the same period in the prior year and $10.7 million used in the first quarter of 2021.

GAAP operating expenses for the three months ended June 30, 2021 were $14.8 million, compared to $11.4 million for the prior year period. Non-GAAP operating expenses for the second quarter were $12.1 million, compared to $8.7 million for the same period in the prior year. The year-over-year increase in operating expenses was primarily driven by the expansion of commercial and operational infrastructure, including increased headcount, to support commercialization activities.

GAAP net loss for the three months ended June 30, 2021, was ($15.3) million compared to ($11.3) million for the three months ended June 30, 2020. Non-GAAP net loss for the three months ended June 30, 2021, was ($12.6) million compared to ($8.6) million for the three months ended June 30, 2020.

Reconciliations of GAAP to non-GAAP operating expenses and net loss have been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Impact of COVID-19

The COVID-19 pandemic had minimal impact on the Company’s operations in the second quarter of 2021. Product development, execution of clinical trials, regulatory timelines and Controlled Launch have not been materially affected at this time. However, due to the uncertain scope and duration of the pandemic, future impact to the Company’s operations and financial results, if any, cannot be reasonably estimated.

Webcast and Conference Call Information

Pulse Biosciences’ management will host a conference call today, August 9, 2021 beginning at 1:30pm PT. Investors interested in listening to the conference call may do so by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A live and recorded webcast of the event will be available at http://investors.pulsebiosciences.com/.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve the quality of life for patients. The Company’s proprietary Nano-Pulse Stimulation technology delivers nano-second pulses of electrical energy to non-thermally clear cells while sparing adjacent non-cellular tissue. The CellFX® System is the first commercial product to harness the distinctive advantages of NPS technology to treat a variety of applications for which an optimal solution remains unfulfilled. The initial commercial use of the CellFX System is to address a range of dermatologic conditions that share high demand among patients and practitioners for improved dermatologic outcomes. Designed as a multi-application platform, the CellFX System offers customer value with a utilization-based revenue model. Visit pulsebiosciences.com to learn more.

To stay informed about the CellFX System, please visit CellFX.com and sign-up for updates.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Non-GAAP Financial Measures

In this press release, in order to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for financial and operational decision-making. Non-GAAP adjustments include stock-based compensation, depreciation and amortization. From time to time in the future, there may be other items that the Company may exclude if the Company believes that doing so is consistent with the goal of providing useful information to management and investors. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate the Company’s business.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures in this earnings release exclude the following:

Non-cash expenses for stock-based compensation. The Company has excluded the effect of stock-based compensation expenses in calculating the Company’s non-GAAP operating expenses and net loss measures. Although stock-based compensation is a key incentive offered to employees, the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expense related to grants of performance and time-based options. Depending upon the size, timing and terms of the grants, as well as the probability of achievement of performance-based awards, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation better allows for comparisons from period to period.

Depreciation and amortization. The Company has excluded depreciation and amortization expense in calculating its non-GAAP operating expenses and net loss measures. Depreciation and amortization are non-cash charges to current operations.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations regarding the benefits of the Company’s Controlled Launch program and commercialization of the CellFX System to drive growth, including the timing for onboarding KOLs, broader commercial launch and future regulatory clearances, statements relating to the effectiveness of the Company’s NPS technology and the CellFX System to improve patient outcomes, statements relating to the Company’s current and planned future clinical studies, the timing for completion of such studies, and the ability of the Company to execute such studies, as well as the anticipated results of any such studies, statements relating to the Company’s pipeline of product candidates, market opportunities and commercial launch plans, including the market for aesthetic dermatologic procedures, and statements relating to the impact of COVID-19 and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Investors:

Pulse Biosciences

Sandra Gardiner, EVP and CFO

510.241.1077

IR@pulsebiosciences.com

or
Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com

Media:
Tosk Communications
Nadine D. Tosk

504.453.8344

nadinepr@gmail.com or
press@pulsebiosciences.com

PULSE BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(In thousands, except par value)

(Unaudited)

	June 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$47,426	$12,463
Investments	—	8,012
Inventory	2,691	—
Related party other receivable	8,371	—
Prepaid expenses and other current assets	3,267	1,864
Total current assets	61,755	22,339

Property and equipment, net	2,460	2,478
Intangible assets, net	3,549	3,882
Goodwill	2,791	2,791
Right-of-use assets	9,119	9,438
Other assets	365	365
Total assets	$80,039	$41,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,823	$1,717
Accrued expenses	4,572	5,326
Lease liability, current	719	542
Note payable, current	1,730	—
Total current liabilities	9,844	7,585

Lease liability, less current	10,445	10,814
Total liabilities	20,289	18,399

Stockholders’ equity:
Preferred stock, $0.001 par value; authorized – 50,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value: authorized – 500,000 shares; issued and outstanding – 29,606 shares and 25,550 shares at June 30, 2021 and December 31, 2020, respectively	29	25
Additional paid-in capital	266,223	195,410
Accumulated other comprehensive income (loss)	—	(1)
Accumulated deficit	(206,502)	(172,540)
Total stockholders’ equity	59,750	22,894
Total liabilities and stockholders’ equity	$80,039	$41,293

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

(Unaudited)

	Three-Month Periods Ended		Six-Month Periods Ended
	June 30,		June 30,
	2021	2020*	2021	2020*
Revenue	$—	$—	$—	$—
Operating expenses:
Research and development	7,459	5,870	16,522	12,051
Sales and marketing	3,147	1,485	7,293	3,180
General and administrative	4,200	3,999	9,516	8,073
Total operating expenses	14,806	11,354	33,331	23,304
Other income (expense):
Interest income (expense), net	(517)	21	(631)	99
Total other income (expense)	(517)	21	(631)	99
Net loss	(15,323)	(11,333)	(33,962)	(23,205)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities	—	(17)	1	(4)
Comprehensive loss	$(15,323)	$(11,350)	$(33,961)	$(23,209)
Net loss per share:
Basic and diluted net loss per share	$(0.58)	$(0.53)	$(1.29)	$(1.10)
Weighted average shares used to compute net loss per common share — basic and diluted	26,477	21,528	26,276	21,183

*Certain 2020 amounts have been reclassified to conform to the current period presentation. Sales and marketing expenses have been reclassified out of general and administrative and presented as a separate line item. Amortization of intangible assets have been reclassified to general and administrative expenses.

	Three-Month Periods Ended		Six-Month Periods Ended
	June 30,		June 30,
Stock Based Compensation Expense:	2021	2020*	2021	2020*
Research and development	$1,002	$897	$4,168	$1,774
Sales and marketing	500	280	2,261	590
General and administrative	946	1,235	2,984	2,674
Total stock-based compensation expense	$2,448	$2,412	$9,413	$5,038

Reconciliation of GAAP to Non-GAAP Financial Measures

The following table presents the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures:

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Reconciliation of GAAP to non-GAAP Research and development:
GAAP Research and development	$7,459	$5,870	$16,522	$12,051
Less: Stock-based compensation expense	(1,002)	(897)	(4,168)	(1,774)
Less: Depreciation and amortization	(41)	(41)	(80)	(82)
Non-GAAP Research and development	$6,416	$4,932	$12,274	$10,195

Reconciliation of GAAP to non-GAAP Sales and marketing:
GAAP Sales and Marketing	$3,147	$1,485	$7,293	$3,180
Less: Stock-based compensation expense	(500)	(280)	(2,261)	(590)
Non-GAAP Sales and marketing	$2,647	$1,205	$5,032	$2,590

Reconciliation of GAAP to non-GAAP General and administrative:
GAAP General and administrative	$4,200	$3,999	$9,516	$8,073
Less: Stock-based compensation expense	(946)	(1,234)	(2,984)	(2,673)
Less: Depreciation and amortization	(241)	(234)	(481)	(463)
Non-GAAP General and administrative	$3,013	$2,531	$6,051	$4,937

Reconciliation of GAAP to non-GAAP Operating expenses:
GAAP Operating expenses	$14,806	$11,354	$33,331	$23,304
Less: Stock-based compensation expense	(2,448)	(2,411)	(9,413)	(5,037)
Less: Depreciation and amortization	(282)	(275)	(561)	(545)
Non-GAAP Operating expenses	$12,076	$8,668	$23,357	$17,722

Reconciliation of GAAP to non-GAAP Net loss:
GAAP Net loss	$(15,323)	$(11,333)	$(33,962)	$(23,205)
Add: Stock-based compensation expense	2,448	2,411	9,413	5,037
Add: Depreciation and amortization	282	275	561	545
Non-GAAP Net loss	$(12,593)	$(8,647)	$(23,988)	$(17,623)